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                                                                  EXHIBIT 23(C)

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of Southern National Corporation:

  We have audited in accordance with generally accepted auditing standards the consolidated financial statements of Southern National Corporation and subsidiaries as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which financial statements are included in this Form 10-K, and have issued our report thereon dated January 18, 1996, (except with respect to the matter discussed in Note J, as to which the date is February 28, 1996). Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. Exhibit 11 is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. Exhibit 11 has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          Arthur Andersen LLP

Charlotte, North Carolina,
 January 18, 1996 (except
 with respect to the matter
 discussed in Note J, as to
 which the date is
 February 28, 1996).